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                                                                    EXHIBIT 99.1

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  [TRANSOCEAN SEDCO FOREX LOGO]                TRANSOCEAN SEDCO FOREX INC.
                                               Post Office Box 2765
                                               Houston TX 77252 2765
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ANALYST CONTACT:  Jeffrey L. Chastain          NEWS RELEASE
                  713 232 7551
Media Contact:    Guy A. Cantwell              FOR RELEASE: December 31, 1999
                  713 232 7647

               MERGER FORMING TRANSOCEAN SEDCO FOREX COMPLETED,
                 ESTABLISHES WORLD'S LARGEST OFFSHORE DRILLER

           HOUSTON--Transocean Offshore Inc. (NYSE: RIG) today announced that it has completed its merger with Sedco Forex, which was spun-off from Schlumberger Limited (NYSE: SLB) yesterday. The resulting company, Transocean Sedco Forex Inc., is now the world's largest offshore drilling contractor and third-largest oilfield services company in terms of equity market capitalization, based on closing market prices on December 30.

       In the merger, approximately 109.6 million ordinary shares of Transocean Offshore are being issued to stockholders of Schlumberger. The number of new shares issued is equivalent to 0.1936 shares of Transocean Sedco Forex for each outstanding Schlumberger share. Following the merger, Schlumberger stockholders hold about 52% of the approximately 210.1 million outstanding shares of Transocean Sedco Forex. Schlumberger has no ownership interest in Transocean Sedco Forex. Shares of the company begin trading today on the New York Stock Exchange under the trading symbol "RIG." The company is now identified by the new CUSIP number G90078 10 9.

       Victor E. Grijalva, appointed Chairman of the Board of Transocean Sedco Forex, stated, "The offshore drilling industry now has a unique and powerful leader, capable of offering comprehensive drilling services throughout the world. Transocean Sedco Forex possesses critical mass in all seven major operating regions of the world, allowing it to create additional offshore drilling efficiencies that should benefit our global customer base."

       Expanding on the operational strengths and benefits of the company, J. Michael Talbert, appointed President and Chief Executive Officer of Transocean Sedco Forex, commented, "Transocean Sedco Forex is now the model offshore drilling contractor, offering each of our stakeholders substantial benefits. Customers will benefit from the most modern, versatile and geographically diverse fleet, totaling 74 mobile offshore drilling units, which includes the industry's largest fleet of deepwater drilling rigs and unmatched expertise in technically challenging drilling environments. Investors will realize superior trading liquidity, with a current market capitalization approaching $7.0 billion. And, our culturally diverse employment base of 7,500 people will recognize enhanced international career opportunities.
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       In addition to Mr. Grijalva and Mr. Talbert, other appointments to the
       Transocean Sedco Forex executive management team include:

       Jean P. Cahuzac, Executive Vice President and President of Europe, Middle East and Africa operating regions

       W. Dennis Heagney, Executive Vice President and President of Asia and the Americas operating regions

       Jon C. Cole, Executive Vice President, Marketing

       Robert L. Long, Executive Vice President and Chief Financial Officer

       Donald R. Ray, Senior Vice President, Technical Services

       Eric B. Brown, Vice President, General Counsel and Corporate Secretary

       Barbara S. Koucouthakis, Vice President, Information Systems and Communications Technology

       David Mullen, Vice President, Human Resources  .

           Transocean Sedco Forex Inc. is the world's largest offshore drilling contractor. The company's 74-rig fleet is located throughout the world's major oil and gas drilling regions, including the U.S. Gulf of Mexico, Canada, Brazil, United Kingdom, Norway, Africa, Middle East and Asia. Transocean Sedco Forex Inc. specializes in technically demanding segments of the offshore drilling business, including industry-leading positions in deepwater and harsh environment drilling services. The company is listed on the New York Stock Exchange under the symbol "RIG".

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